EXHIBIT 5.1

TroyGould pc 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Tel (310) 553-4441 | Fax (310) 201-4746 www.troygould.com

April 30, 2025

Totaligent, Inc.

3651 FAU Blvd., Suite 400

Boca Raton, FL 33431

Dear Ladies and Gentlemen:

We have acted as counsel to Totaligent, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1, filed on April 30, 2025, (the “Registration Statement”), under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), that the Company has issued or that it may, in its discretion, elect to issue and sell to Joint Effort Funding, LLC, from time to time, pursuant to that certain standby equity purchase agreement (the “SEPA”), dated April 25, 2025, by and among the Company and selling stockholder.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the shares of Common Stock will be duly executed and delivered.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms of the SEPA, will be validly issued, fully paid and non-assessable.

Totaligent, Inc.

April 30, 2025

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ TroyGould PC

TroyGould PC